UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2019 (August 12, 2019)

TARGET HOSPITALITY CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38343	98-1378631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2170 Buckthorne Place, Suite 440

The Woodlands, TX 77380-1775

(Address, including zip code, of principal executive offices)

800-832-4242

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	TH	The Nasdaq Capital Market
Warrants to purchase common stock	THWWW	The Nasdaq Capital Market

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

Compensatory Arrangements of Certain Officers.

On August 14, 2019, Target Hospitality Corp. (the “Company”) announced that Andrew A. Aberdale, the Company’s Chief Financial Officer, will be stepping down from the Company for personal reasons effective September 3, 2019.  Further on August 14, 2019, the Company announced Eric T. Kalamaras, age 46, will be appointed Executive Vice President & Chief Financial Officer effective September 3, 2019 (the “Effective Date”).

Mr. Kalamaras joins the Company after having served from 2016 to 2019 as Executive Vice President & Chief Financial Officer of American Midstream Partners, L.P., a New York Stock Exchange listed natural gas midstream company. From 2013 to 2016, Mr. Kalamaras served as Executive Vice President & Chief Financial Officer for Azure Midstream Holdings, LLC & Azure Midstream Partners, L.P., two companies overseeing midstream energy assets.

Mr. Kalamaras has no family relationships that require disclosure pursuant to Item 401(d) of Regulation S-K and has not been involved in any transactions that require disclosure pursuant to Item 404(a) of Regulation S-K. Other than the Employment Agreement (as defined below), there is no arrangement or understanding between Mr. Kalamaras and any other person pursuant to which Mr. Kalamaras was appointed Executive Vice President & Chief Financial Officer.

In connection with Mr. Aberdale’s departure from the Company, Target Logistics Management, LLC, an indirect subsidiary of the Company (“TLM”), entered into an agreement with Mr. Aberdale (the “Separation Agreement”) pursuant to which, among other things: (i) Mr. Aberdale will receive a lump-sum cash payment, (ii) Mr. Aberdale will receive his annual bonus based on the Company’s actual performance for the 2019 fiscal year as if he remained employed with the Company through December 31, 2019, subject to certain limitations, (iii) 25% of options granted to Mr. Aberdale under the Target Hospitality Corp. 2019 Incentive Plan (the “Incentive Plan”) will vest, with the ability to exercise such options ending on December 3, 2019 and (iv) 25% of the restricted stock units granted to Mr. Aberdale under the Incentive Plan will vest.

The above description is qualified in its entirety by reference to the complete terms and conditions of the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with Mr. Kalamaras’s appointment as Executive Vice President and Chief Financial Officer of the Company, Mr. Kalamaras entered into an employment agreement (the “Employment Agreement”) with TLM, which provides for an initial employment term of 36 months from September 3, 2019 with automatic successive one year extensions after the end of the initial term, unless either party provides a non-renewal notice to the other party at least 120 days before the expiration of the initial term or the renewal term, as applicable. The Employment Agreement provides for an annual base salary of $415,000, which he may elect to receive in whole in the form of restricted stock units under the Incentive Plan; provided, however, that, such an election may not be made with respect to the first year of the employment period. The Employment Agreement provides for a one time sign-on bonus of $93,187 to be paid in equal instalments on the 6 and 12 month anniversaries of Mr. Kalamaras’s employment with the Company and a onetime legacy retention buyout equity award under the Incentive Plan having a grant value of $500,000 in the form of restricted stock units that will vest on March 15, 2020, or earlier upon certain conditions. The Employment Agreement provides for an annual cash performance bonus target of 85% of annual base salary and a long term incentive annual equity award with a target grant value of $600,000. For the 2019 fiscal year, Mr. Kalamaras will receive an equity award under the Incentive Plan of $600,000 — of 50% time-vested options and 50% restricted stock vesting ratably over four years. The Employment Agreement also includes a 12 month non-competition and non-solicitation provision.

If Mr. Kalamaras’s employment is terminated other than for cause or good reason, he will be entitled to 12 months base salary plus a pro-rata bonus for the year of termination based on actual performance plus accrued and unpaid benefits plus a payment for costs that would be incurred for continued health insurance coverage during the severance period and continued vesting of any unvested awards granted to Mr. Kalamaras under the Incentive Plan during the severance period if such awards would have vested had he remained employed during the severance period. If Mr. Kalamaras’s employment is terminated other than for cause within the first year of his first annual long term incentive grant of $600,000, a minimum of 25% of the respective grant will vest. In the event of a change of control, if Mr. Kalamaras is terminated other than for cause or by Mr. Kalamaras with good reason within 12 months of such change of control, he will be entitled to 100% of his base salary and his target annual bonus, as well as a lump sum payment of the costs that would be incurred by him for continued health insurance coverage during the severance period, and vesting of any unvested time-based equity awards.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Employment Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Exhibit Description

10.1	Separation Agreement / Complete Waiver & Release with Andrew A. Aberdale

10.2	Employment Agreement entered into by and between Target Logistics Management, LLC and Eric Kalamaras

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Target Hospitality Corp.

	By:	/s/ Heidi D. Lewis
Dated: August 15, 2019		Name: Heidi D. Lewis
Title: Executive Vice President, General Counsel and Secretary